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                                 Exhibit 23.2

                     Consent of PricewaterhouseCoopers LLP
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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of MAPICS, Inc. on Form S-8 of our report dated October 26, 1998, except as to Note 18 for which the date is October 29, 1998, on our audits of the consolidated financial statements of MAPICS Inc. and its subsidiaries as of September 30, 1998 and 1997 and for each of the three years in the period ended September 30, 1998, which report is included in the Company's Annual Report on Form 10-K.


                                      PricewaterhouseCoopers LLP

Atlanta, Georgia
March 25, 1999